Exhibit 10.2
May 15, 2007
Teton Energy Corporation
410 17th Street
Suite 1850
Denver, Colorado 80202
Re: Subscription Agreement & Terms
Ladies and Gentlemen:
The undersigned (the “Investor”) hereby confirms and agrees with you as follows:
1.     The subscription terms set forth herein (the “Subscription”) are made as of the date set forth below between Teton Energy Corporation, a Delaware corporation (the “Company”), and the Investor.
2.     As of the Closing (as defined below) and subject to the terms and conditions hereof, the Company and the Investor agree that the Investor will purchase from the Company and the Company will issue and sell to the Investor, such number of Senior Subordinated Convertible Notes, of the Company (the “Convertible Notes”), and such number of warrants to purchase Common Stock (the “Offered Convertible Note Warrants”) in the form attached hereto as Exhibit C, as is set forth on the signature page hereto (the “Signature Page”) for a purchase price of $ ___ per Offered Convertible Note and Offered Convertible Note Warrant unit. The Offered Common Shares, the Offered Convertible Notes and the Offered Convertible Note Warrants are hereinafter collectively referred to as the “Securities.” The terms and conditions of the Offered Convertible Notes are set forth in the form of the Note, which is attached hereto as Exhibit C. The Investor acknowledges that the offering is not a firm commitment underwriting and that there is a $2 million minimum offering amount.
3.     The completion of the purchase and sale of the Securities shall occur at a closing (the “Closing”) that is expected to occur several tranches beginning on or about May 15, 2007 and continuing through June 15, 2007. At the Closing, (a) the Company shall, or shall cause its transfer agent to, release to the Investor the number of Securities being purchased by the Investor and (b) the aggregate purchase price for the Securities being purchased by the Investor will be delivered by or on behalf of the Investor to the Company. The Investor shall settle the payment of its Securities in accordance with the provisions set forth in Exhibit A hereto, which shall be incorporated herein by reference as if set forth fully herein. The Offered Convertible Notes and Warrants being purchased hereunder shall be in registered physical certificated form.
4.     The offering and sale of the Securities are being made pursuant to the Registration Statement and the Prospectus (as such terms are defined below). The Investor acknowledges that the Company intends to enter into subscriptions in substantially the same form as this Subscription with certain other third party investors and intends to offer and sell (the “Offering”) up to an aggregate of ___ Offered Convertible Notes and ___ Offered Convertible Note Warrants pursuant to the Universal Shelf Registration Statement on Form S-3 and Prospectus.
5.     The Company has filed with the Securities and Exchange Commission (the “Commission”) a prospectus (the “Base Prospectus”), and will file with the Commission one or more final prospectus supplements (together with the Base Prospectus, the “Prospectus”) with respect to the registration statement (File No. 333-132451) reflecting the Offering, including all amendments thereto, the exhibits and any schedules thereto, the documents otherwise deemed to be a part thereof or included therein by the rules and regulations of the Commission (the

“Rules and Regulations”) and any registration statement relating to the Offering and filed pursuant to Rule 462(b) under the Rules and Regulations (collectively, the “Registration Statement”), in conformity with the Securities Act of 1933, as amended (the “Securities Act”), including Rule 424(b) thereunder. The Investor hereby confirms that it has had full access to the Base Prospectus and the Company’s periodic reports and other information incorporated by reference therein, and was able to read, review, download and print such materials.
6.     The Company has entered into a Placement Agent Agreement (the “Placement Agreement”), dated May 11, 2007 with Commonwealth Associates, L.P. (the “Placement Agent”), which will act as the Company’s placement agent with respect to the Offering and receive a fee in connection with the sale of the Securities. The Placement Agreement contains certain representations and warranties of the Company. The Company acknowledges and agrees that the Investor may rely on the representations and warranties made by it herein and to the Placement Agent in the Placement Agreement (such representations and warranties being attached hereto as Exhibit B) to the same extent as if such representations and warranties had been incorporated in full herein and made directly to the Investor. Capitalized terms used, but not otherwise defined, herein shall have the meanings ascribed to such terms in the Placement Agreement.
7.     The obligations of the Company and the Investor to complete the transactions contemplated by this Subscription shall be subject to the following:
     a.     The Company’s obligation to issue and sell the Securities to the Investor shall be subject to: (i) the receipt by the Company of the purchase price for the Securities being purchased hereunder as set forth on the Signature Page and (ii) the accuracy of the representations and warranties made by the Investor and the fulfillment of those undertakings of the Investor to be fulfilled prior to the Closing Date; provided, however, that nothing contained herein shall obligate the Company to accept the subscription of any particular Investor.
     b.     The Investor’s obligation to purchase the Securities will be subject to the condition that the Placement Agent shall not have: (i) terminated the Placement Agreement pursuant to the terms thereof or (ii) determined that the conditions to closing in the Placement Agreement have not been satisfied.
8.     The Company hereby makes the following representations, warranties and covenants to the Investor:
     a.     The Company has the requisite corporate power and authority to enter into and to consummate the transactions contemplated by this Subscription and otherwise to carry out its obligations hereunder. The execution and delivery of this Subscription by the Company and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of the Company. This Subscription has been duly executed by the Company and, when delivered in accordance with the terms hereof, will constitute the valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as may be limited by any bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance or other similar laws affecting the enforcement of creditors’ and contracting parties’ rights generally or by general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
9.     The Investor hereby makes the following representations, warranties and covenants to the Company:
     a.      The Investor represents that (i) it has had full access to the Base Prospectus and the Company’s periodic reports and other information incorporated by reference therein, prior to or in connection with its receipt of this Subscription, (ii) it has not received, and waives all rights to receive, a prospectus supplement prior to the Closing it is knowledgeable, sophisticated, “accredited” as that term is defined in Rule 501(a) of Regulation D under the Securities Act, and experienced in making, and is qualified to make, decisions with respect to investments in securities representing an investment decision like that involved in the purchase of the Securities, and (iii) it is acquiring the Securities for its own account, or an account over which it has investment

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discretion, and does not have any agreement or understanding, directly or indirectly, with any person or entity to distribute any of the Securities.
     b.     The Investor has the requisite power and authority to enter into this Subscription and to consummate the transactions contemplated hereby and otherwise to carry out its obligations hereunder. If such investor is a corporation, it is duly organized and validly existing as a corporation in good standing under the laws of the states or other jurisdictions in which it is incorporated. The execution and delivery of this Subscription by the Investor and the consummation by it of the transactions contemplated hereunder have been duly authorized by all necessary action on the part of the Investor. The execution, delivery and performance of this Subscription by the Investor, and the consummation of the transactions herein contemplated, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under agreement or instrument to which the Investor is a party or by which the Investor is bound, nor will such action result in any violation of any statute, rule, regulation or other law, or any order or judgment, of any court or governmental agency or body having jurisdiction over the Investor, or of any provision of the Investor’s certificate of incorporation or bylaws, if applicable; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the execution, delivery and performance of this Subscription by the Investor, or the consummation of the transactions contemplated hereby.
     c.     This Subscription has been executed by the Investor and, when delivered in accordance with the terms hereof, will constitute a valid and binding obligation of the Investor enforceable against the Investor in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or similar laws affecting creditors’ and contracting parties’ rights generally and except as enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
     d.     The Investor understands that nothing in this Subscription or any other materials presented to the Investor in connection with the purchase and sale of the Securities constitutes legal, tax or investment advice. The Investor has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its purchase of Securities.
     e.     Neither the Investor nor any Person acting on behalf of, or pursuant to any understanding with or based upon any information received from, the Investor has, directly or indirectly, as of the date of this Subscription, engaged in any transactions in the securities of the Company (including, without limitation, any Short Sales involving the Company’s securities) since the earlier to occur of (i) the time that the Investor was first contacted by the Placement Agent or the Company with respect to the transactions contemplated hereby and (ii) the date that is the tenth (10th) trading day prior to the date of this Subscription. “Short Sales” include, without limitation, all “short sales” as defined in Rule 200 promulgated under Regulation SHO under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Investor covenants that neither it, nor any Person acting on behalf of, or pursuant to any understanding with or based upon any information received from, the Investor will engage in any transactions in the securities of the Company (including, without limitation, Short Sales) prior to the time that the transactions contemplated by this Subscription are publicly disclosed.
     f.     The Investor represents that, except as set forth below, (i) it has had no position, office or other material relationship within the past three years with the Company or persons known to it to be affiliates of the Company, (ii) it is not a, and it has no direct or indirect affiliation or association with any, NASD member or an Associated Person (as such term is defined under the NASD Membership and Registration Rules Section 1011) as of the date hereof, and (iii) neither it nor any group of investors (as identified in a public filing made with the Commission) of which it is a member, acquired, or obtained the right to acquire, 20% or more of the Common

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Stock or Convertible Notes (or other securities convertible or exercisable for Common Stock or Convertible Notes) or the voting power of the Company on a post-transaction basis.
10.     Notwithstanding any investigation made by any party to this Subscription, all covenants, agreements, representations and warranties made by the Company and the Investor herein will survive the execution of this Subscription, the delivery to the Investor of the Securities being purchased and the payment therefor.
11.     This Subscription may not be modified or amended except pursuant to an instrument in writing signed by the Company and the Investor.
12.     In case any provision contained in this Subscription should be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions contained herein will not in any way be affected or impaired thereby.
13.     This Subscription will be governed by, and construed in accordance with, the internal laws of the State of New York, without giving effect to the principles of conflicts of law that would require the application of the laws of any other jurisdiction.
14.     This Subscription may be executed in one or more counterparts, each of which will constitute an original, but all of which, when taken together, will constitute but one instrument, and will become effective when one or more counterparts have been signed by each party hereto and delivered to the other parties.
15.     The Investor acknowledges and agrees that the Investor’s receipt of the Company’s counterpart to this Subscription shall constitute written confirmation of the Company’s sale of Securities to such Investor.
16.     In the event that the Placement Agreement is terminated by the Placement Agents pursuant to the terms thereof, this Subscription shall terminate without any further action on the part of the parties hereto.

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INVESTOR SIGNATURE PAGE
OFFERED CONVERTIBLE NOTES:

Number of Offered Convertible Notes:_____________________________________________________________
Number of Offered Convertible Note Warrants:______________________
(such number to be equal to ___% of the number of Offered Convertible Notes being purchased by the Investor)
Purchase Price Per Unit:____________________________________
Aggregate Purchase Price: $_________________________________
Payment for the Offered Convertible Notes and Offered Convertible Note Warrants shall be made in accordance with the instructions set forth on Exhibit A.
All Offered Convertible Notes and Offered Convertible Note Warrants shall be delivered in registered physical certificated form.
Please confirm that the foregoing correctly sets forth the agreement between us by signing in the space provided below for that purpose.
Dated as of: ___, 2007

______________________________________ INVESTOR By:_______________________
Print Name:__________________
Title:__________________
Name that Securities are to be registered:____________
Mailing Address:_______________
Taxpayer Identification Number:____________________

Agreed and Accepted this ___day of ___2007:
TETON ENERGY CORPORATION
By:____________________
Title:__________________
Sales of the Securities purchased hereunder were made pursuant to a registration statement or in a transaction in which a final prospectus would have been required to have been delivered in the absence of Rule 172 promulgated under the Securities Act.

EXHIBIT A
Settlement of Offered Convertible Notes and Warrants:
     Delivery of Offered Convertible Notes and Warrants in registered physical certificated form, registered in the Investor’s name and address as set forth on the Signature Page of the Subscription to which this Exhibit A is attached, and released to the Investor at the Closing.
Payment Instructions:
     NO LATER THAN ONE (1) BUSINESS DAY AFTER THE EXECUTION OF THE SUBSCRIPTION TO WHICH THIS EXHIBIT A IS ATTACHED BY THE INVESTOR AND THE COMPANY, THE INVESTOR SHALL REMIT BY WIRE TRANSFER THE AMOUNT OF FUNDS EQUAL TO THE AGGREGATE PURCHASE PRICE FOR THE SECURITIES BEING PURCHASED BY THE INVESTOR TO THE FOLLOWING ACCOUNT:

BANK NAME:	JP MORGAN CHASE
ABA NUMBER:	021 000 021
SWIFT NUMBER:	CHASUS33
A/C NAME:	AMERICAN STOCK TRANSFER &
TRUST CO. AS AGENT FOR TETON ENERGY
CORPORATION
A/C NUMBER:	323-836909
     Such funds shall be held in escrow pursuant to an escrow agreement entered into between American Stock & Transfer Trust Co. (the “Escrow Agent”), the Placement Agent and the Company (the “Escrow Agreement”) until the Closing and delivered by the Escrow Agent on behalf of the Investor to the Company upon the satisfaction, in the sole judgment of the Placement Agent, of the conditions set forth in the Subscription to which this Exhibit A is attached. The Company and the Investor agree to indemnify and hold the Escrow Agent harmless from any and all liabilities, obligations, damages, losses, claims, encumbrances, costs or expenses (including, without limitation, court costs, reasonable attorneys’ fees and expenses) (any or all of the foregoing herein referred to as a “Loss”) with respect to the funds held in escrow pursuant hereto or arising under the Escrow Agreement, unless it is finally determined that such Losses resulted directly from the willful misconduct or gross negligence of the Escrow Agent. Anything in this paragraph to the contrary notwithstanding, in no event shall the Escrow Agent be liable for any special, indirect or consequential loss or damage of any kind whatsoever (including but not limited to lost profits), even if the Escrow Agent has been advised of the likelihood of such loss or damage and regardless of the form of action.

EXHIBIT B
Representations and Warranties
     The Company represents and warrants to the Placement Agent, as follows:
          The Company has full corporate power and authority to execute, deliver and perform its obligations under this Agreement, to consummate the transactions contemplated hereby and to issue the Shares, the shares of Common Stock, par value $.001 per share (“Common Stock”) for which the Shares may be converted (the “Underlying Shares”), the Bridge Notes, the Warrants and the Warrant Shares. The execution, delivery and performance of this Agreement, the issuance of the Shares, and the Underlying Shares, the Warrant, Warrant Shares and/or Bridge Notes, Warrants and Warrant Shares, and the consummation by the Company of the transactions herein contemplated have been duly authorized by all necessary corporate action on the part of the Company, and when duly executed and delivered by the Company this Agreement will constitute a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.
          Except as set forth in the Memorandum, neither the execution and delivery nor the performance of this Agreement or the Subscription Agreement delivered to prospective investors (the “Subscription Agreement”), nor the issuance of the Shares and the Underlying Shares and/or Bridge Notes, Warrants and Warrant Shares by the Company will conflict with at any closing of the Offering (“Closing”), the Company’s Certificate of Incorporation, as amended, modified and/or supplemented from time to time (the “Certificate of Incorporation”), or By-laws, nor will such actions result in the violation of any statute, order, rule or regulation applicable to the Company or result in a breach of any terms or provisions of, or constitute a default under, any material contract, agreement or instrument to which the Company is a party or by which the Company is bound.
          From the date of commencement of sales of Shares and Bridge Units until completion of the Offering of the Shares and Bridge Units by the Placement Agent, the Memorandum will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, unless any such untrue statement or omission was included or omitted at the written request of the Placement Agent.
          The Company has prepared the Memorandum, which Memorandum may be supplemented or amended from time to time by the Company in its sole discretion, and which contains information materially accurate as of the date specified therein (or the date of any supplement or amendment thereto, as the case may be), including, without limitation:
the terms of the Offering, including Risk Factors associated therewith;
a description of the Company’s securities including the Shares, Bridge Notes, Warrants and the Common Stock;
a description of the business conducted by the Company, including its subsidiaries;
commissions and compensation to be paid to the Placement Agent and any other placement agent engaged by the Company in connection with the Offering;

disclosure of material contracts and agreements, which affect the business conducted by the Company, including descriptions of its relationship with each of its subsidiaries and general descriptions of any letters of intent with respect to the acquisition of veterinary hospitals;
information regarding the Company, its management, material obligations, liabilities, and any pending or, to the Company’s knowledge, threatened lawsuits or proceedings;
any appropriate legends; and
information regarding certain relationships and related transactions.
          The Company is, and at each Closing will be, a corporation duly organized, validly existing and in good standing under the laws of Delaware. The Company has, and at Closing, or any subsequent Closing will have, the power and authority to conduct all of the activities conducted by it, to own or lease all of the assets owned or leased by it and to conduct its business as described in the Memorandum. The Company is, and at each Closing will be, duly licensed or qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of the activities conducted by it or the character of the assets owned or leased by it makes such license or qualification necessary, except where the failure to be so qualified would not have a material adverse effect. Complete and correct copies of the Certificate of Incorporation and the bylaws the Company (including all amendments thereto) have been delivered to you, and no changes therein will be made subsequent to the date hereof and prior to each Closing, except as contemplated by the Memorandum and advised to you.
          The capitalization of the Company is as set forth in the Memorandum under the caption “Capitalization.”
          Except as currently set forth in the Memorandum or if included in a supplement to the Memorandum, subsequent to the date hereof and prior to each Closing, the Company is not and will not be obligated to acquire any of its equity securities and will not issue any of its securities other than pursuant to currently outstanding stock options, warrants and convertible securities. Except as set forth in the Memorandum, the Company does not have outstanding, and at each Closing will not have outstanding, any stock options to purchase, or any rights or warrants to subscribe for, or any securities convertible into or any contracts or commitments to issue or sell, shares of the Common Stock or any such warrants or convertible securities.
          The historical audited and unaudited financial statements (including the schedules and notes thereto) of the Company included in the Memorandum present fairly, in all material respects, the financial position of the Company as of the dates thereof, and the results of operations and changes in financial position of the Company for the periods indicated therein are in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved.
          Except to the extent reflected or reserved against in the historical financial statements of the Company included in the Memorandum, or as otherwise described in the Memorandum, the Company has no material liabilities, debts, or obligations, whether accrued, absolute, or contingent, and whether due or to become due.

          Except as set forth in the Memorandum or if included in a supplement to the Memorandum, subsequent to the date hereof and prior to each Closing, the Company has not and will not have paid or declared any cash dividends or other distribution on its capital stock.
          Except as currently set forth in the Memorandum or if included in a supplement to the Memorandum, the Company has no subsidiaries, nor any equity interest in any partnership, joint venture, association or other entity.
          Except as currently set forth in the Memorandum or if included in a supplement to the Memorandum, there are no material actions, suits or proceedings pending, or to the knowledge of the Company threatened, against the Company or subsidiaries before or by any federal or state court, commission, regulatory body, administrative agency or other governmental body, wherein an unfavorable ruling, decision or finding would materially and adversely affect (A) the Company taken as a whole, or (B) the ability of the Company to consummate the Offering.
          The Company is not in violation of its Certificate of Incorporation or bylaws.
          The Shares, the Underlying Shares, the Bridge Notes and the Warrants and Warrant Shares referred to in the Memorandum will, upon issuance, assuming the payment of the applicable purchase or exercise price therefore and the due execution and delivery by the applicable investors of the documents required to be executed in connection therewith, be validly issued, fully paid and non-assessable. The Shares, the Underlying Shares, and the Warrants and Warrant Shares will not at any Closing be subject to the preemptive rights of any security holder.
          All issued and outstanding securities of the Company have been duly authorized and validly issued and the outstanding Common Stock is fully paid and non-assessable; and none of such securities were issued in violation of the pre-emptive rights of any holders of any security of the Company.
          The Company has good and valid title to all material properties and assets owned and leased by it free and clear of all liens, charges or encumbrances, except such liens, charges or encumbrances as are not material to the business of the Company or as are set forth in the Memorandum.
          All material taxes which are due from the Company have been paid in full (or adequate accruals for the payment thereof have been provided for in its accounting records). The Company has filed all federal, state, municipal and local tax returns (whether relating to income, sales, franchise, withholding, real or personal property or other types of taxes) required to be filed under the laws of the United States and applicable states or has duly obtained extensions of time for the filing thereof. The provisions for income taxes payable, if any, shown on the financial statements contained in the Memorandum are sufficient for all accrued and unpaid foreign and domestic taxes, whether or not disputed, and for all periods to and including the dates of such financial statements.
          Except as set forth in the Memorandum, the Company has not issued any securities or incurred any liability or obligation, direct or contingent, for borrowed money.
          Except for the filing of (A) Form D under the Securities Act, if required, (B) the filing with the Secretary of State of the State of Delaware of a Certificate of Designations setting forth the rights preferences and privileges of the Series B Preferred Stock, and (C) such other filings as may be required under applicable state securities or Blue Sky laws, no authorization, approval, consent, order, registration, certification, license or permit (collectively, “Permits”) of any court or governmental agency or body, is required for the valid authorization, issuance, sale and delivery of the Shares, the Underlying Shares, the Notes or the Warrants.
          Each material contract or instrument to which the Company is a party or by which its properties or business is bound and to which reference is made in the Memorandum has been duly and validly executed by the Company and to the Company’s knowledge is in full force and effect in all material respects and is enforceable against the Company in accordance with its terms, and none of such contracts or instruments has been assigned by the Company and except as described in the Memorandum, neither the Company nor, to the Company’s knowledge, any other party is in default thereunder. None of the material provisions of such contracts or instruments violates any existing applicable law, rule, regulation, judgment, order or decree of any governmental agency or court having jurisdiction over the Company or its assets or business.
          If required, assuming the representations and warranties of the Placement Agent contained herein and of the purchasers contained in the Subscription Documents are true and correct and assuming compliance with all applicable Blue Sky requirements, the offer and sale of the Shares and the Notes by the Company has satisfied and at each Closing will have satisfied all of the requirements of Regulation D under the Securities Act. The Memorandum and related documents conform in all material respects with the requirements of Section 4(2) of the Securities Act and Regulation D promulgated thereunder and with the requirements of all other published rules and regulations of the Securities and Exchange Commission (“SEC”) and state blue sky securities laws currently in effect relating to “private offerings.”
          To the best of its knowledge, the Company owns or possesses or can acquire on reasonable terms adequate and enforceable rights to use all trademarks, service marks, copyrights, patent rights, trade secrets or other confidential information currently used in the conduct of its business as described in the Memorandum (the “Intangibles”). Except as disclosed in the Memorandum, to the Company’s knowledge, the Company is not infringing upon the rights of others with respect to the Intangibles and has not received any notice of conflict with the asserted rights of others with respect to the Intangibles and the Company does not know of any basis therefore. To the Company’s knowledge, no other party has infringed upon the Intangibles.
          The Company’s subsidiaries have, following the applicable acquisitions thereof, maintained such insurance of their properties against loss or damage by fire or other casualty as was maintained by the persons or entities from which such subsidiaries were acquired.

EXHIBIT C
FORM OF OFFERED CONVERTIBLE NOTE WARRANT